EXHIBIT 3.6



                           Florida Department of State
                            Division of Corporations
                              Public Access System

                          Electronic Filing Cover Sheet
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Note:  Please print this page and use it as a cover sheet.  Type the fax audit number (shown below) on the top and bottom of all pages of the document.

                               (((H05000147720 3))

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To:
             Division of Corporations
             Fax Number:  (850)205-0380

From:
             Account Name:  FLORIDA FILING & SEARCH SERVICES
             Account Number:  I20000000189
Phone:       (850)668-4318
                    Fax Number: (850)668-3398 EFFECTIVE DATE
                                             6-22-05
                                           ------------

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                        BASIC AMENDMENT                 FILED
                                                        SECRETARY OF STATE
                        WINSTED HOLDINGS, INC.          DIVISION OF CORPORATIONS
                                                        05 JUN 15 PM 12:07
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Certificate Status:            0
-----------------------------------                     RECEIVED
Certified Copy:                0                        05 JUN 15 AM 8:00
-----------------------------------                     DIVISION OF CORPORATIONS
Page Count:                   02
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Estimated Charge:           $35.00
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                                  H050001477203

                                                                           FILED
                                                        SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        05 JUN 15 PM 12:07

                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                             WINSTED HOLDINGS, INC.
        ----------------------------------------------------------------
         Name of corporation filed with the Florida Department of State

                                P87000082722                     EFFECTIVE DATE
----------------------------------------------------------------  6-22-05
                Document number of corporation (if known)         ------------


NEW CORPORATE NAME (if changing)
-------------------------------


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(Must contain the word "corporation", "company", or "incorporated" or the abbreviation "Corp.," "Inc.", or "Co.").
(A professional corporation must contain the word "chartered", "professional association", or the abbreviation "P.A.".

AMENDMENTS ADOPTED (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added, or deleted: (BE SPECIFIC)

Effective June 22, 2005, (the "Effective Date") all of the Company's issued and
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outstanding shares of common stock shall be consolidated on the basis of one
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post-consolidation share of common stock for every 1,500 pre-consolidation
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shares of common stock outstanding on June 22, 2005 (the "New Common Stock").
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                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself (If not applicable, indicate N/A)

Any fractional shares resulting from the June 22, 2005 consolidation of the
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Company's shares will be rounded up to the nearest share of the New Common
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Stock.
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                                   (continued)

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                                  H050001477203

The date of each amendment(s) adoption:  June 10, 2005
                                        ---------------------

Effective date if applicable:  June 22, 2005
                              ------------------------------------------------
                               (No more than 90 days after amendment file date)

Adoption of Amendment(s)        (CHECK ONE)

[X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups. THE FOLLOWING STATEMENT MUST BE SEPARATELY PROVIDED FOR EACH VOTING GROUP ENTITLED TO VOTE SEPARATELY ON THE AMENDMENT(S):

        "The number of votes cast for the amendment(s) was/were sufficient for approval by_______________________________"
                                 (voting group)

[ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the Incorporators without shareholder action and shareholder action was not required.

Signed this 10th day of June 2005
            ----        ---------

Signature   /s/ Mark Ellis
           --------------------------------
           (By a director, president, or other officer - if directors or officers have not been selected, by an incorporator - in the hands of a receiver, trustee, or other appointed fiduciary by that fiduciary)

                           MARK ELLIS
           --------------------------------
          (Typed or printed name of person signing)

                           PRESIDENT
           --------------------------------
           (Title of person signing)



FILING FEE:  $35